Exhibit 10.1

SUBADVISORY AGREEMENT
THIS AGREEMENT made as of the 1st day of May, 2005

BY AND BETWEEN:

GUIDANCE CAPITAL LLC, an Illinois limited liability company (“Subadviser”), and

ASPEN PARTNERS, LTD., a Delaware limited liability company (“Adviser”), and

ASPEN DIVERSIFIED FUND LLC, a Delaware limited liability company (“Fund”)
WHEREAS, the Fund is a professionally managed investment fund;

WHEREAS, the Adviser has established the Aspen Diversified Fund, (the “Fund”) which has been established under the laws of the State of Delaware to invest in a portfolio of Investment Funds (as defined below), which invest and trade in a broad range of securities, currencies, commodities and other financial instruments;

WHEREAS, the Adviser serves as Manager to the Fund, pursuant to an advisory agreement (the “Advisory Agreement”) by and between the Fund and Adviser, to provide discretionary investment management services to the Fund; and

WHEREAS, Adviser desires to appoint Subadviser to provide investment advice and certain related services to Adviser in respect of the Fund, and Subadviser wishes to accept such appointment on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, an Investment Committee will be established under a separate Investment Committee Operating Agreement to oversee investment decisions of the Fund;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Appointment of Subadviser

Adviser hereby appoints Subadviser to provide, at Subadviser’s expense, Portfolio Management Services (as defined in Section 2) with respect to those assets belonging to the Fund that the Adviser designates from time to time (the “Assets”), and Subadviser hereby accepts such appointment, on the terms and subject to the conditions set forth in this Agreement.

Exhibit 10.1

2.   Responsibilities of Subadviser

Subadviser acknowledges that the Fund will seek to achieve its investment objective(s) (“Fund Objective(s)”) by investing and reinvesting its assets primarily in a portfolio of equity interests issued by limited partnerships, limited liability companies, business trusts and similar business vehicles whose primary business is investing in securities and other financial instruments but that are not registered or required to register as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”) by virtue of the exclusion from the definition of “investment company” provided by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (“Investment Funds”). The Fund may also invest its assets directly pursuant to investment management agreements granting the portfolio manager (“Portfolio Manager”) of an Investment Fund discretionary investment authority on a managed account basis, or through the creation of a separate investment vehicle (any such managed account or investment vehicle, a “Portfolio Account”). Accordingly, in providing sub-advisory services to Adviser and the Fund hereunder, Subadviser shall perform the following duties, in each case based upon its professional skill, experience and judgment:

(a)   obtaining and evaluating such economic, statistical and financial data and information and undertaking such additional investment research as shall be necessary or advisable in the judgment of Subadviser for making recommendations regarding the management of the investment and reinvestment of the assets belonging to the Fund in accordance with the Fund Objective(s);

(b)   identifying Investment Funds and/or Portfolio Managers that Subadviser believes are appropriate for the Fund in light of the Fund Objective(s), performing all necessary due diligence on the Portfolio Managers of such Investment Funds, and recommending such Investment Funds and/or Portfolio Managers to the Investment Committee;

(c)   recommending allocations of the Assets among such appropriate Investment Funds and/or Portfolio Accounts to the Investment Committee in light of the Fund Objective(s);

(d)   monitoring the performance of the Investment Funds in which the Fund has invested with a view to determining whether continued investment by the Fund in such Investment Funds is appropriate in light of the Fund Objective(s);

(e)   evaluating and recommending appropriate changes to the Fund Objective(s) from time to time;

(f)   maintaining the appropriate staff required to fulfill the obligations of the Subadviser under this Agreement, including the hiring a full-time analyst to provide managed futures research;

(g)   maintaining all records as may be required by the Securities and Exchange Commission, National Futures Association, Commodities Futures Trading Commission or any other government or self-regulatory agency who may have jurisdiction over the Fund and its policies, as such records pertain to the responsibilities of the Subadviser;

(h)   providing such other advice and services as Adviser or the Investment Committee may from time to time reasonably request in connection with the investment operations of the Fund which the Subadviser is designated to manage; and

(i)   regularly reporting to Adviser and the Investment Committee with respect to the implementation of the investment policies of the Fund, and reporting on a monthly basis to the Adviser and the Investment Committee regarding the Portfolio Managers and/or Investment Funds recommended by the Subadviser to which the Fund has allocated assets.

(j)   providing marketing support to Adviser including participation in conference calls, seminars and meetings as necessary, as well as review of promotional materials, and reasonable assistance in creating monthly commentary and periodic reports regarding timely information pertaining to the Fund;

(k)   it being understood that Subadviser’s role is limited to making recommendations to the Investment Committee and that Subadviser shall have no authority to select Portfolio Managers, change allocations of Fund assets, or exercise investment discretion.

Exhibit 10.1

3.   Compensation

As compensation for its services hereunder, Adviser shall pay Subadviser compensation calculated and payable in the manner set out in Schedule A hereto and in accordance with the Fund’s Operating Agreement.

4.   Standard of Care/Representations

(a)   Subadviser shall have no obligations to the Fund or Adviser other than those expressly set forth in this or any other agreement between the Adviser and Subadviser and any other obligations arising under applicable law.

(b)   Subadviser shall not be liable for any error in judgment or mistake of law or for any damage or loss suffered by the Fund in connection with the subject matter of this Agreement, including but not limited to any damage or loss incurred by reason of any act or omission of the Investment Committee, Adviser, Sub-Adviser, the Fund’s custodian or administrator, any bank, broker, dealer, investment manager of any Investment Fund, or any agent, member, partner, director, officer or employee of any of them, except to the extent such damage or loss arises from willful misfeasance, bad faith or gross negligence on the part of Subadviser, or reckless disregard of Subadviser’s obligations and duties hereunder.

(c)   Subadviser’s responsibility under this Agreement is to furnish Adviser with investment advisory services based upon Subadviser’s professional skill, experience and judgment, and Subadviser makes no representation or warranty (i) as to the accomplishment of any particular investment results by any Investment Fund or the Fund’s portfolio as a whole, or (ii) as to the accuracy or completeness of any information supplied by Subadviser to Adviser, the Fund or the Fund’s custodian or administrator which is provided by an Investment Fund (or the Portfolio Manager thereof) or other third-party to Subadviser and conveyed by Subadviser (either in its entirety or in excerpted format to any or all of them). Notwithstanding the foregoing, Subadviser shall only provide to Adviser, the Fund and the Fund’s custodian or administrator information which the Subadviser believes to be accurate and complete.

(d)   Subadviser shall not: (i) have any investment discretion with respect to the allocation of Fund assets; (ii) be responsible for, or obligated hereunder to provide advice with respect to, the effect of the tax laws and regulations of any jurisdiction or commodities and securities laws and regulations of any jurisdiction; or (iii) at any time have custody of the assets of the Fund.

(e)   Subadviser represents and warrants that:

(i)   it is a limited liability company duly formed and validly existing under the laws of the State of Illinois;

(ii)   it has full limited liability company power and authority to perform its obligations under this Agreement;

(iii)   this Agreement has been duly and validly authorized, executed and delivered on behalf of Subadviser and is a valid and binding agreement of Subadviser enforceable against Subadviser in accordance with its terms;

Exhibit 10.1

(iv)   the execution and delivery of this Agreement by Subadviser, the incurrence by Subadviser of the obligations set forth in this Agreement and the performance by Subadviser of such obligations will not violate, or constitute a breach of or a default under, the constituent documents of Subadviser or any agreement or instrument by which it is bound, or, to the best of Subadviser’s knowledge, any order, rule, law or regulation applicable to Subadviser of any court, governmental body, administrative agency or self-regulatory authority having jurisdiction over Subadviser;

(v)   there is not pending or, to the best of Subadviser’s knowledge, threatened, any action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which Subadviser is a party, which might reasonably be expected to result in any material adverse change in the financial condition or regulatory qualifications of Subadviser;

(vi)   it, and each of its principals and employees, has all governmental, regulatory and exchange licenses and approvals required to perform its obligations hereunder; and

(vii)   it will not, and will not permit its affiliates to, distribute offering or other materials relating to the Fund or take any other action in the nature of a general solicitation, public offering or advertisement of the Fund or that might call into question the characterization as a private placement exempt from registration under the federal securities laws of the Fund’s issuance of interests.

(f)   Adviser hereby represents and warrants to Subadviser that:

(i)   it is a limited liability company duly formed and validly existing under the laws of the State of Delaware;

(ii)   it has full limited liability company power and authority to perform its obligations under this Agreement and the Advisory Agreement;

(iii)   this Agreement and the Advisory Agreement have been duly and validly authorized, executed and delivered on its behalf and are its valid and binding agreements, enforceable against it in accordance with their respective terms;

(iv)   the execution and delivery of this Agreement and the Advisory Agreement by it, the incurrence of the obligations by it set forth herein and the performance by it of such obligations will not violate, or constitute a breach of or default under, its constituent documents or any agreement or instrument by which it is bound or, to the best of its knowledge, any order, rule, law or regulation applicable to it of any court, governmental body, administrative agency or self-regulatory authority having jurisdiction over it;

(v)   there is not pending or, to the best of its knowledge, threatened, any action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which it is a party, which might reasonably be expected to result in any material adverse change in its financial condition or regulatory qualifications; and

(vi)   it, and each of its directors, officers and employees, has all governmental, regulatory and exchange licenses and approvals required to conduct its business and perform its obligations hereunder and under the Advisory Agreement.

(vii)   it will not, and will not permit its affiliates to, (A) make any representations of any kind relating to the Subadviser, or (B) use the Subadviser’s name or logo in any marketing material which has not been approved in advance by the Subadviser in writing.

5.   Term and Termination

This Agreement shall become effective upon its execution, and:

Exhibit 10.1

(a)   this Agreement may be terminated at any time, without payment of any penalty, (i) by Adviser or (ii) by the Investment Committee in each case by not less than ninety days’ written notice delivered or mailed by registered mail, postage prepaid, to Subadviser, or immediately in the event that (i) senior key investment personnel leave Subadviser and Adviser concludes that the loss of the services of such personnel could materially adversely affect Subadviser’s performance hereunder, (ii) Subadviser or senior key investment personnel of Subadviser are indicted for a felony involving moral turpitude or that could cause material harm to Subadviser or its reputation, (iii) senior key investment personnel of the Subadviser (for purposes hereof, senior key investment personnel of the Subadviser shall be Mr. Brian Ziv and Mr. D. Trowbridge Elliman, III) are or become ineligible to serve in the capacities outlined herein, (iv) the commencement of enforcement proceedings against Subadviser or any employee of Subadviser by the SEC, the Commodity Futures Trading Commission or any state securities regulator, (v) failure of Subadviser or its employees to maintain required licenses and registrations to perform duties hereunder, or (vi) Subadviser commits a material breach of this Agreement or there is a material failure by Subadviser to perform its duties hereunder and, if such breach or failure to perform is susceptible to cure, such breach or failure to perform is not cured within ten business days of the Subadviser’s knowledge of such breach or failure to perform.

(b)   this Agreement may be terminated by Subadviser at any time by not less than 180 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Adviser;

(c)   except as otherwise set forth in this Section 5, this Agreement shall continue in effect for two years from the date of execution, and thereafter shall automatically renew for successive one (1) year terms unless terminated in accordance with sub-sections (a) and (b) above; and

(d)   this Agreement shall terminate automatically as set forth in Section 14.

In the event that this Agreement is terminated, Subadviser agrees to cooperate with Adviser and any successor subadviser to Subadviser and provide such information that is reasonably related to existing investments by the Fund in order to ensure continuous, high quality services are provided to the Fund; provided, however, that it is understood that Subadviser shall not be responsible for any act or omission of Adviser or any successor subadviser.

6.   Nonliability of Subadviser

Notwithstanding any other provisions of this Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of Subadviser, Subadviser, including its officers, partners, employees or agents, shall not be subject to any liability to Adviser or the Fund, or to any investor, member, officer, director, partner or manager thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

7.   Certain Information

Subadviser shall promptly notify Adviser in writing of the occurrence of any of the following events: (a) Subadviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Fund; (b) Subadviser shall fail to be registered as a commodity trading advisor under the Commodity Exchange Act and under the laws of any jurisdiction in which Subadviser is required to be registered as a commodity trading advisor in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Fund; (c) Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; (d) a change in control of Subadviser or any parent of Subadviser is proposed, pending, contemplated or shall have occurred (provided that the requirement to provide prompt notice of events identified in this clause (d) shall not require Subadviser to disclose any confidential information or unannounced plans, and provided further that Subadviser shall in any event provide notice of events identified in this clause (d) by the earlier of (i) the time Subadviser or any parent of it executes definitive documentation with respect to such an event (unless such definitive documentation specifically prohibits Subadviser from disclosing the agreement at such time) and (ii) the time public announcement of such an event is made); (e) there is a material adverse change in the business or financial condition of Subadviser (provided that Subadviser shall not be liable for damages to the extent due to Subadviser’s failure to provide notice of such a material adverse change); or (f) any event the occurrence of which may permit the Adviser immediately to terminate this Agreement pursuant to Section 5(a).

Exhibit 10.1

8.   Status of Subadviser

The services of the Subadviser to the Fund are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as such services do not impair the services rendered to the Adviser or the Fund. It is understood and agreed that Subadviser shall be deemed to be an independent contractor and that, except as otherwise provided herein, Subadviser shall not have authority to act for, represent or bind in any way, and shall not otherwise be deemed to be an agent of, the Fund or Adviser. Nothing contained herein (other than Adviser’s or Subadviser’s ownership of a membership interest in the Fund) shall create or constitute Subadviser or any Investment Fund and the Fund or Adviser as members of any partnership, limited liability company, joint venture, association, syndicate, unincorporated business or other separate entity, or shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of any other such entity (other than as set forth in this Section 8).

9.   Reports

The Subadviser shall provide to the Adviser, on a monthly basis, a report which contains the valuation or an estimate of such valuation for each Investment Fund. The Subadviser will also maintain the copies of the valuation support documentation received, if any, from Investment Funds and/or Portfolio Managers. The Subadviser shall not incur any liability or responsibility for any determination made, advice given or other action taken or omitted by it in good faith with respect to the determination of the value of the Investment Funds or the value of the assets of the Fund.

10.   Indemnification

The Subadviser shall give the Fund and the Adviser the benefit of its best judgment and efforts in rendering services hereunder and it is agreed as an inducement to the Subadviser’s undertaking these services that the Fund shall indemnify the Subadviser, its affiliates, and any member, partner, shareholder, manager, director, employee or agent of the Subadviser or any such affiliate (“Indemnitee”) against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, amounts paid in settlement, and other amounts actually and reasonably or incurred by such Indemnitee in connection with any and all claims, demands, actions, suits or proceedings (including arbitration and mediation proceedings and actions by or in the right of the Fund), civil, criminal, administrative or investigative, that relate, directly or indirectly, to acts or omissions (or alleged acts or omissions) of such Indemnitee in connection with this Agreement and in which such Indemnitee may be involved, or is threatened to be involved, as a party, witness or otherwise, whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion (collectively, “Losses”) except to the extent that it is finally adjudicated that an act or omission of an Indemnitee was material to the matter giving rise to such Losses and was committed by such Indemnitee with fraud, bad faith, gross negligence or willful misconduct. The termination of any proceeding by judgment, order or settlement does not create a presumption does not create a presumption that an Indemnitee did not meet the requisite standard of care set forth in this Section 10.

Exhibit 10.1

11.   Authorized Persons

Each party hereto will provide the other parties with a schedule of the persons authorized to give or receive instructions on behalf of such party hereunder, and shall amend such schedule as may be necessary from time to time. Each party hereto may rely on the authority of any person identified in such schedule and shall not be liable for any actions taken or not taken hereunder in good faith reliance upon the authority of any such person.

12.   Assignment

This Agreement will terminate automatically, without the payment of any penalty, in the event of its assignment or in the event that the Advisory Agreement shall have terminated for any reason.

13.   Amendments; Waivers

This Agreement may be amended at any time by mutual written consent of the parties. No waiver shall be deemed by any course of conduct or acquiescence and no waiver shall be enforceable against any party hereto unless in writing and signed by the party against whom such waiver is claimed.

14.   Survival of Obligations

Provisions of this Agreement that by their terms or by their context are to be performed in whole or in part after termination of this Agreement shall survive any termination of this Agreement, including obligations under Section 3 with respect to compensation earned by the Subadviser prior to such termination but unpaid at the time of termination.

15.   Miscellaneous

(a)   The headings in this Agreement are included for the convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)   This Agreement shall be governed by the laws of the State of Georgia and the laws applicable therein.

(c)   Any notice required or permitted to be given hereunder shall be deemed to be sufficiently given if such notice is delivered or sent by facsimile as hereinafter set forth. Any notice delivered shall be deemed to have been given on the date of delivery. Any notice sent by facsimile shall be deemed to be delivered on the day it is sent unless it is sent on a day that is not a business day or is sent after 4:00 p.m. (New York City time) on a business day, in which case it shall be deemed to be delivered on the next business day. A “business day” is a day on which the New York Stock Exchange is open for business. Notice shall be effectively given, if delivered or sent by facsimile to the following addresses:

(i)   if to Subadviser, to it at:

Guidance Capital L.L.C
PO Box 111
700 Rockland Road
Rockland, DE 19732
USA

Attention: D. Trowbridge Elliman, III
Facsimile: (302) 573-5008

Exhibit 10.1

(ii)   if to Adviser, to it at:

Aspen Strategic Alliance LLC
817 West Peachtree Street, N.W.
Suite 400
Atlanta, GA 30308
USA

Attention: Jeremy L. Standrod
Facsimile: (404) 760-3422

Any party may change its address for receiving notices by giving notice in the manner set out above to the other parties.

(d)   If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid, illegal or otherwise unenforceable to any extent, then, to the fullest extent permitted by law: (a) such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement; (b) all other terms and provisions of this Agreement shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible; and (c) the parties hereto shall use all reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intent of this Agreement.

(e)   This Agreement may be executed in one or more counterparts, which shall together constitute one and the same document.

(f)   The parties hereto acknowledge and agree that the Fund shall in no event have any liability to any party hereto or any other person for the obligations, representations and warranties of the Adviser or Subadviser hereunder, including, without limitation, Adviser’s obligation to compensate Subadviser pursuant to Section 3; provided that, the Fund has duly paid all amounts owed to the Adviser.

Exhibit 10.1

IN WITNESS WHEREOF the parties hereto have entered into this Agreement as of the date first above written.

GUIDANCE CAPITAL L.L.C.

By:     /s/ D. Trowbridge Elliman III
          D. Trowbridge Elliman, III
          Managing Member

ASPEN PARTNERS, LTD.

By:     /s/ Kenneth E. Banwart
          Kenneth E. Banwart
          Managing Director

ASPEN DIVERSIFIED FUND LLC

By:     /s/ Jeremy L. Standrod
          Jeremy L. Standrod
          Executive Vice President

Exhibit 10.1

SCHEDULE “A”

COMPENSATION

Adviser will pay to Subadviser a subadvisory allocation (the “Subadvisory Allocation”), monthly. The Subadvisory Allocation is payable at a rate of 50% of the Management Fee and Incentive Fee charged to the Fund by the Adviser. The Adviser will pay to the Subadvisor the Subadvisory Allocation within 15 days of Adviser having received payment from the Fund for Management and Incentive Fees.

In order to ensure the Subadviser is adequately compensated for its services, the Adviser agrees that there will be a minimum amount of one hundred thousand dollars ($100,000.00) (“Minimum”) to be paid to the Subadviser during the first twelve months of this Agreement. The Adviser agrees to pay the Subadviser no less than $4,166.67 monthly during the first twelve months of this Agreement. If at the end of the first twelve months of this Agreement the Subadviser’s compensation from the Adviser has not totaled the Minimum, the Adviser will make a payment to the Subadviser in an amount equal to the Minimum less the total of all payments during the preceding twelve months. Such payment will be made within 30 days of the end of the first twelve months of this Agreement.

Exhibit 10.1